                                                                     Exhibit 3.1

                               RESTATED BYLAWS OF

                                CROWN PAPER CO.

                        (as amended September 11, 1998)



                      ARTICLE I - MEETING OF STOCKHOLDERS



     Section 1.1  Place and Time of Meetings.  Meetings of stockholders shall be
                  --------------------------
held at such place, either within or without the Commonwealth of Virginia, and at such time, as may be provided in the notice of the meeting.


     Section 1.2  Organization and Order of Business.  The Chairman (the
                  ----------------------------------
"Chairman") or, in his absence, the Chief Executive Officer or a Vice President, shall serve as chairman at all meetings of the stockholders. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the stockholders. In the event that neither the Secretary nor any Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     The Chairman shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he may deem necessary or desirable for the proper conduct of each meeting of the stockholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not stockholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

     Section 1.3  Annual Meeting.  The annual meeting of stockholders shall be
                  --------------
held on the second Thursday in April of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day.

     Section 1.4  Substitute Annual Meeting.  If an annual meeting of
                  -------------------------
stockholders is not held on the day designated in these Bylaws, a substitute annual meeting shall be called as promptly as is practicable by the Chief Executive Officer or the Board of Directors. Any meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 1.5  Special Meetings.  Special meetings of the stockholders may be
                  ----------------
called only by the Chief Executive Officer or the Board of Directors. Only business within the purpose or purposes described in the notice for a special meeting of stockholders may be conducted at the meeting.

     Section 1.6   Record Dates.  The record date for determining stockholders
                   ------------
entitled to demand a special meeting of stockholders is the date the first stockholder signs the demand that the meeting be held.

     Except as is provided in the preceding paragraph, the Board of Directors may fix, in advance, a record date to make a determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders, to receive any dividend or for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of stockholders. If no such record date is set the record date shall be the close of business on the day before the date on which the first notice is given.

     Section 1.7  Notice Of Meetings.  Written notice stating the place, day and
                  ------------------
hour of each meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication, or by private courier, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the share transfer books of the Corporation. If given in any other manner, such notice shall be deemed effective when (i) given personally or by telephone, (ii) sent by telegraph, teletype, telecopy or other form of wire or wireless communication or
(iii) given to a private courier to be delivered.

     Notice of a stockholder's meeting to act on (i) an amendment of the Articles of Incorporation; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of business, or (iv) the dissolution of the Corporation, shall be given, in the manner provided above, not less than 25 nor more than 60 days before the date of the meeting. Any notice given pursuant to this section shall state that the purpose, or one of the purposes, of the meeting is to consider such action and shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of merger or share exchange, or (z) a summary of the agreement pursuant to which the proposed transaction will be effected. If only a summary of the agreement is sent to the stockholders, the Corporation shall also send a copy of the agreement to any stockholder who requests it.

     If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjournment meeting is fixed, notice of the adjourned meeting shall be given to stockholders as of the new record date, unless a court provides otherwise.

     Section 1.8  Waiver of Notice; Attendance at Meeting.  A stockholder may
                  ---------------------------------------
waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the stockholder entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

     A stockholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

     Section 1.9  Quorum and Voting Requirements.  Unless otherwise required by
                  ------------------------------
law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

     Section 1.10  Action Without Meeting.  Action required or permitted to be
                   ----------------------
taken at a meeting of stockholders may be taken without a meeting and without action by the Board of Directors if the action is taken by all the stockholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action, and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Action taken by unanimous written consent shall be effective according to its terms when all consents are in the possession of the Corporation, unless the consent specifies a different effective date, in which event specified therein, provided the consent states the date of execution by each stockholder. A stockholder may withdraw a consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

     If not otherwise fixed pursuant to the provisions of Section 1.6 the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the consent described in the preceding paragraph.



                             ARTICLE II - DIRECTORS

     Section 2.1  General Powers.  The Corporation shall have a Board of
                  --------------
Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

     Section 2.2  Number and Term.  The number of directors of the Corporation
                  ---------------
shall be eight. This number may be changed from time to time by amendment to these Bylaws to increase or decrease by 30 percent or less the number of directors last elected by the stockholders, but only the stockholders may increase or decrease the number by more than 30 percent. No decrease in number shall have the effect of shortening the term of any incumbent director. Each director shall hold office until his death, resignation or removal or until his successor is elected.

     Section 2.3  Election.  Except as provided in Section 2.4, the directors
                  --------
(other than initial directors) shall be elected by the holders of the Common shares at each annual meeting of stockholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be name or elected as a director without his prior consent.

     Section 2.4  Removal; Vacancies.  The stockholders may remove one or more
                  ------------------
directors with or without cause. If a director is elected by a voting group, only the stockholders of that voting group may elect to remove him. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the stockholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

     A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the stockholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     Section 2.5  Annual and Regular Meetings.  An annual meeting of the Board
                  ---------------------------
of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of stockholders, for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings, which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chief Executive Officer or the Board of Directors shall designated from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

     Section 2.6  Special Meetings.  Special meetings of the Board of Directors
                  ----------------
may be called by the Chief Executive Officer or a majority of the Directors of the Corporation, and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designed in the notice of a meeting, it shall be held at the principal office of the Corporation.

     Section 2.7  Notice of Meetings.  No notice need be given of regular
                  ------------------
meetings of the Board of Directors.

     Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to this residence or business address (or such other place as he may have directed in writing) not less than twenty-four
(24) hours before the meeting by mail, messenger, telecopy, telegraph, or other means of written communication or by telephoning such notice to him. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

     Section 2.8  Waiver of Notice; Attendance at Meeting.  A director may waive
                  ---------------------------------------
any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

     A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for assent to action taken at the meeting.

     Section 2.9  Quorum; Voting.  A majority of the number of directors fixed
                  --------------
in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting; or (ii) he votes against, or abstains from, the action taken.

     Section 2.10  Telephone Meetings.  The Board of Directors may permit any or
                   ------------------
all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     Section 2.11  Action Without Meeting.  Action required or permitted to be
                   ----------------------
taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members or the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

                     ARTICLE III - COMMITTEES OF DIRECTORS


     Section 3.1  Committees.  The Board of Directors may create one or more
                  ----------
committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.


     Section 3.2  Authority of Committees.  To the extent specified by the Board
                  -----------------------
of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to stockholders action that is required by law to be approved by stockholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation; (iv) adopt, amend, or repeal these Bylaws;
(v) approve a plan of merger not requiring stockholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale, of stock or determine the designation and relative rights, preferences, and limitations of a class or series of stock, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

     Section 3.3  Executive Committee.  The Board of Directors shall appoint an
                  -------------------
Executive Committee consisting of two or more directors, which committee shall have all of the authority of the Board of Directors except to the extent such authority is limited by the provisions of Section 3.2.

     Section 3.4  Committee Meetings; Miscellaneous.  The provisions of these
                  ---------------------------------
Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.



                             ARTICLE IV - OFFICERS


     Section 4.1  Officers.  The officers of the Corporation shall be a
                  --------
Chairman; a President and Chief Executive Officer; a Secretary; a Chief Financial Officer; and such additional officers, including Vice Presidents and other officers, as the Board of Directors may deem necessary or advisable to conduct the business of the Corporation. The Chief Executive Officer shall be a member of the Board of Directors. The Board of Directors shall also designate those officers who are deemed to be "Executive Officers." Any two offices may be combined except the offices of President and Secretary.


     Section 4.2  Election; Term.  Officers shall be elected at each annual
                  --------------
meeting of the Board of Directors and shall hold office, unless removed, until the next annual meeting of the

Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Board of Directors.

     Section 4.3  Removal of Officers.  Officer may be removed, with or without
                  -------------------
cause, at any time by the Board of Directors.

     Section 4.4.1  Duties of the Chairman.  The Chairman shall perform such
                    ----------------------
duties, from time to time, as may be assigned to him or her by the Board of Directors. Unless he or she declines to serve, the Chairman shall preside at all meetings of the stockholders and the Board of Directors.

     Section 4.4.2  Duties of the President and Chief Executive Officer.  The
                    ---------------------------------------------------
President and Chief Executive Officer shall have general charge of, and be charged with, the duty of supervision of the business of the Corporation. In addition, he or she shall perform such duties, from time to time, as may be assigned to him or her by the Board of Directors.

     Section 4.5  Duties of the Secretary.  The Secretary shall have the duty to
                  -----------------------
see that a record of the proceedings of each meeting of the stockholders and the Board of Directors, and any committee of the Board of Directors, is properly recorded and that notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; he or she may affix the corporate seal to any document the execution of which is duly authorized, and when so affixed may attest the same; and, in general, he or she shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Chief Executive Officer or the Board of Directors, or as may be required by law.

     Section 4.6  Duties of the Chief Financial Officer.  The Chief Financial
                  -------------------------------------
Officer shall have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; he or she shall be custodian of the financial records of the Corporation; he or she shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation and shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and shall perform such duties as may be assigned to him or her by the Chief Executive Officer or the Board of Directors.

     Section 4.7  Duties of Other Officers.  The other officers of the
                  ------------------------
Corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers authorized to appoint them to their respective offices. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties that generally pertain to their respective offices, subject to the control of the Chief Executive Officer or the Board of Directors.

     Section 4.8  Voting Securities of Other Corporations.  Any one of the Chief
                  ---------------------------------------
Executive Officer or Chief Financial Officer shall have the power to act for and vote on behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock, or in connection with any consent of stockholders in lieu of any such meeting.

     Section 4.9  Bonds.  The Board of Directors may require that any or all
                  -----
officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.



                         ARTICLE V - STOCK CERTIFICATES


     Section 5.1  Form.  Stock of the Corporation shall, when fully paid, be
                  ----
evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates shall be signed by the Chief Executive Officer and the Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on such certificate may be facsimile. If any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued it may be issued by the Corporation with the same effect as if he were such officer on the date of issue.


     Section 5.2  Transfer.  The Board of Directors may make rules and
                  --------
regulations concerning the issue, registration and transfer of certificates representing the stock of the Corporation. Transfers of stock and of the certificates representing such stock shall be made upon the books of the Corporation by surrender of the certificates representing such stock accompanied by written assignments given by the owners or their attorneys-in-fact.

     Section 5.3  Restrictions on Transfer.  A lawful restriction on the
                  ------------------------
transfer or registration of transfer of stock is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the stock. Unless so noted a restriction is not enforceable against a person without knowledge of the restriction.

     Section 5.4  Lost or Destroyed Stock Certificates.  The Corporation may
                  ------------------------------------
issue a new stock certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

                     ARTICLE VI - MISCELLANEOUS PROVISIONS


     Section 6.1  Corporate Seal.  The corporate seal of the Corporation shall
                  --------------
be circular and shall have inscribed thereon, within and around the circumference "CROWN PAPER CO." In the center shall be the word "SEAL".


     Section 6.2  Fiscal Year.  The fiscal year of the Corporation shall be
                  -----------
determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the fiscal year ending on the last Sunday in December each year.

     Section 6.3  Amendments.  These Bylaws may be amended or repealed, and new
                  ----------
Bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.